American Skandia Trust
For the fiscal period ended 6/30/06
File number 811-5186

SUB-ITEM 77-0
Transactions Effected Pursuant to Rule 10f-3

EXHIBITS


I.   Name of Fund:  American Skandia Trust  AST Goldman Sachs
Mid-Cap Growth Portfolio

1.   Name of Issuer:
	Weight Watchers, Inc.

2.   Date of Purchase
	3/7/06

3.   Number of Securities Purchased
	 1,183,333

4.   Dollar Amount of Purchase
$1,792,750

5.   Price Per Unit
	$1.515

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Credit Suisse First Boston Corporation

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

UBS Investment Bank
Banc of America Securities LLC
Citigroup
Goldman, Sachs & Co.
Merrill Lynch & Co.
Morgan Stanley